Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-85657, Form S-8 No. 33-57131, Form S-8 No. 33-62968, Form S-8 No. 33-33958, Form S-8 No. 33-20069) pertaining to the Moog Inc. Savings and Stock Ownership Plan of our report dated February 18, 2006 with respect to the financial statements and schedules of the Moog Inc. Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended September 30, 2005.

/s/ Ernst & Young LLP

Buffalo, New York

March 21, 2006